PHILIP H. SALCHLI

CERTIFIED PUBLIC ACCOUNTANT

Member American Institute of Certified Public Accountants	Member Texas Society of Certified Public Accountants
SEC and Private Companies Practice Sections

August 10, 2005

Americana Publishing, Inc.
Albuquerque, New Mexico

I hereby grant my permission to use the financial statements that have been audited by me, together with my opinion on such financial statements dated April 14, 2005, as of and for the years ended December 31, 2004 and 2003 in Form SB-2 (August 2005).

/s/ Philip H. Salchli, CPA
Philip H. Salchli, CPA
Houston, Texas